SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No.2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 5, 2005

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition.

On May 5, 2005, Isis Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended March 31, 2005.  In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), the Company also discloses pro forma or non-GAAP results of operations, which are adjusted from GAAP to exclude certain expenses or benefits associated with non-cash compensation related to stock options and restructuring charges. The Company is presenting pro forma information excluding the effects of the restructuring activities and non-cash compensation expense or benefit because the Company believes it is useful for investors in assessing the Company’s operating results compared to the prior year.  A copy of the release is furnished with this report as an exhibit pursuant to “Item 2.02. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

Item 2.05.         Costs Associated With Exit or Disposal Activities.

On January 10, 2005, the Company issued a press release and filed a Form 8-K announcing that it had reorganized and refocused the Company’s resources to advance its most promising second-generation antisense drug candidates and to continue its development of antisense technology (the “Restructuring”).

On March 1, 2005 the Company issued a press release announcing the Company’s financial results for the year ended December 31, 2004.  The press release contained additional information regarding the Restructuring.

On May 5, 2005 the Company issued a press release announcing the Company’s financial results for the quarter ended March 31, 2005.  The press release contained additional information regarding the Restructuring.  This press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(c)  Exhibits.

99.1                           Press Release dated May 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: May 5, 2005	By:	/s/ B. LYNNE PARSHALL
B. LYNNE PARSHALL
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1                           Press Release dated May 5, 2005.